Exhibit 99.1

Synaptics Enters Fast Growing Fingerprint ID Market with Acquisition of Validity

Reinforces Market Leadership in Human Interface Technology with

Industry-Leading Fingerprint Sensor Technology

Provides Preliminary First Quarter Fiscal 2014 Revenue Results

Will Host Conference Call Today at 2:30pm Pacific Time (5:30pm Eastern Time)

SAN JOSE, Calif. – October 9, 2013 Synaptics Inc. (NASDAQ: SYNA), a leader in human interface solutions, today announced it has signed a Definitive Agreement to acquire Validity Sensors, Inc., a leading provider of biometric fingerprint authentication solutions for smartphones, tablets and notebook PCs. With the acquisition of Validity, Synaptics expects to gain access to the fast growing biometrics market, significantly expanding its market opportunity and underscoring the company’s commitment to making smart devices easier to use.

Biometrics and fingerprint sensing is poised for explosive growth as OEMs look to differentiate their products, and consumers demand greater security with seamless ease-of-use. Synaptics believes the acquisition of Validity positions the company at the forefront of this exponential growth opportunity and allows the company to strengthen its portfolio of touch-based technologies with the diversification into fingerprint-sensing capabilities.

“Biometrics has long been of interest to Synaptics as it complements our existing touch-based solutions and offers an exciting new way to interact with devices,” said Rick Bergman, President and CEO, Synaptics. “We are thrilled to be adding the world class Validity team to the Synaptics family. This acquisition is a significant step forward for the company and serves as a proof point of our dedication for continued growth, innovation and commitment to providing the industry’s best and broadest portfolio of human interface solutions.”

“Synaptics’ acquisition of Validity puts our vision of having Natural ID on every mobile computing device on the fast track,” said Rob Baxter, CEO, Validity. “The opportunity for our people, our shareholders and our technology, along with Synaptics’ commitment to owning the human interface, made this partnership a natural fit. The acquisition adds Validity’s world-class biometrics engineering team to a Synaptics team known for in-depth, system level engineering expertise.”

Validity is the leader in Natural ID™ authentication, providing fingerprint sensing solutions to the world’s leading consumer device OEMs. Validity’s best-in-class authentication secure, high-performance and cost-effective solutions include its LiveFlex® fingerprint sensor technology, providing superior image quality with high-frequency RF imaging into the live layer of the finger. Synaptics believes Natural ID solutions provide an ideal platform to address the explosive growth of biometric sensing in everything from mobile payment transactions, cloud-based services and enterprise mobile device security.

Agreement Terms

Synaptics will pay approximately $92.5 million in stock and cash at the closing plus potential performance payments over a multi-year period for total potential consideration of up to $255.0 million. The stock component is expected to be in the range of 1.5 million to 2.3 million shares. The acquisition is expected to close in the current quarter, subject to customary closing conditions and regulatory reviews, as necessary. Additional details can be found in Synaptics Current Report on form 8-K, filed October 9, 2013.

Preliminary First Quarter Fiscal 2014 Revenue Results

Synaptics also announced that it expects revenue for the first quarter of fiscal 2014 to be approximately $220 million, above the mid-point of its previously provided guidance range of $210 to $225 million. In addition, during the first quarter, the Company repurchased over 1.2 million shares of common stock or more than 3.5% of shares outstanding and has $110 million available under its current authorization.

Investor Call

The company will host a teleconference and webcast at 2:30 p.m. Pacific Time (5:30 p.m. Eastern Time) today, Wednesday, October 9, 2013, to provide additional commentary regarding the acquisition, during which the company may provide forward-looking information. To participate on the live call, analysts and investors should dial 1-877-941-2068 at least ten minutes prior to the call. A telephonic replay of the conference call will also be available until 11:59 pm PT on Monday, October 14, 2013 by dialing 1-800-406-7325 and entering the passcode: 4643846. Synaptics will also offer a live and archived webcast of the conference call, accessible from the “Investor Relations” section of the company’s Web site at www.synaptics.com.

For up-to-the-minute Synaptics news, follow @SynaCorp on Twitter or visit our blog at blog.synaptics.com. For more information on Synaptics’ products and solutions please visit www.synaptics.com.

About Synaptics

As a leading developer of human interface solutions which enhance the user experience, Synaptics provides the broadest touch solutions portfolio in the industry. The ClearPad® family supports touchscreen solutions for devices ranging from entry-level mobile phones to flagship premium smartphones, tablets and notebook PCs. The TouchPad™ family, including ClickPad™ and ForcePad®, is integrated into the majority of today’s notebook PCs. Synaptics’ wide portfolio also includes ThinTouch® supporting thin and light keyboard solutions, as well as key technologies for next generation touch-enabled video and display applications. (NASDAQ: SYNA) www.synaptics.com

Forward-Looking Statements

This press release contains “forward-looking” statements about Synaptics, as that term is defined under the federal securities laws. Synaptics intends such forward-looking statements to be subject to the safe harbor created by those laws. Such forward-looking statements include, but are not limited to, statements regarding Synaptics’ expectations of gaining access to the biometrics market and expanding its market opportunity; Synaptics’ expectations for the biometrics and fingerprint sensing technology markets; Synaptics’ expectations regarding its growth opportunities and portfolio of touch-based technologies; Synaptics’ expectations regarding Validity’s solutions; Synaptics’ expectations regarding the closing of its acquisition of Validity; and Synaptics’ anticipated net revenue for the first quarter of fiscal 2014. Synaptics cautions that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements contained herein. Such factors include, but are not limited to, (a) demand for Synaptics’ and Validity’s products, (b) market demand for OEMs’ products using Synaptics’ or Validity’s solutions, (c) changing market demand trends in the markets

Synaptics or Validity serves, (d) the success of Synaptics’ and Validity’s customers’ products that utilize Synaptics’ or Validity’s product solutions, (e) the development and launch cycles of Synaptics’ and Validity’s customers’ products, (f) market pressures on selling prices, (g) the market acceptance of Synaptics’ and Validity’s product solutions compared with competitors’ solutions, (h) general economic conditions, including consumer confidence and demand, and (i) other risks as identified from time to time in Synaptics’ SEC reports, including Quarterly Reports on Form 10-Q and the Annual Report on Form 10-K for the fiscal year ended June 30, 2013. All forward-looking statements are based on information available to Synaptics on the date hereof, and Synaptics assumes no obligation to update such statements.

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Synaptics and the Synaptics logo are trademarks of Synaptics in the United States and/or other countries. All other marks are the property of their respective owners.

For further information, please contact:

Nick Rottler

Synaptics

408-904-1820

nrottler@synaptics.com

Public Relations:

Starlayne Meza

Text 100 Global Communications

415-593-8431

synaptics@text100.com

Investor Relations:

Jennifer Jarman

The Blueshirt Group

415-217-5866

jennifer@blueshirtgroup.com